UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2008

VECTOR INTERSECT SECURITY ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52247	20-3200738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Challenger Road, Ridgefield Park, NJ	07660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 708-9801

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 22, 2008, Vector Intersect Security Acquisition Corp. (“Vector” or the “Company”), amended the stock purchase agreement (the “SPA) dated February 14, 2008, by and between Vector, Cyalume Light Technologies, Inc. (“Cyalume”), Cyalume Acquisition Corp. and GMS Acquisition Partners Holdings LLC (“GMS Acquistion”), the sole stockholder of Cyalume, pursuant to which Cyalume will become a wholly-owned subsidiary of Vector. The amendment to the SPA is referred to herein as the “Amendment.”

The Amendment reallocated certain consideration paid at closing of Vector’s proposed acquisition of Cyalume (the “Acquisition”) such that GMS Acquisition’s Series A Preferred Unit holders would receive, in the aggregate, $10 million less in cash, and $10 million more in stock of Vector, at a price per share of $7.97 (an aggregate of 1,254,705 additional shares), than as contemplated under the SPA. The aggregate consideration paid to GMS Acquisition at the closing of the Acquisition remained unchanged by the Amendment.

The Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K. The SPA is described more fully in, and attached as an exhibit to, the Current Report on Form 8-K filed by the Company on February 21, 2008.

Stockholders of Vector are advised to read, when available, each preliminary proxy statement of Vector and its definitive proxy statement in connection with its solicitation of proxies for a special meeting of stockholders because they will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the Acquisition. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Vector Security Intersect Acquisition Corporation, 65 Challenger Road, Ridgefield Park, NJ, 07660. Each preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the U.S. Securities and Exchange Commission's internet site www.sec.gov.

Vector and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Vector's stockholders to be held to approve the Acquisition. Information regarding Vector's directors and executive officers is available in its Form 10-K for the year ended December 31, 2007, filed with the U.S. Securities and Exchange Commission, and such information will be available in the proxy statements. No person other than Vector has been authorized to give any information or to make any representations on behalf of Vector or Cyalume in connection with the Acquisition, and if given or made, such other information or representations must not be relied upon as having been made or authorized by Vector.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment to Stock Purchase Agreement dated October 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2008	VECTOR INTERSECT SECURITY ACQUISITION CORP.

	By:	/s/ Yaron Eitan
Yaron Eitan
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Stock Purchase Agreement dated October 22, 2008